Exhibit 99.1

Avinger Reports Second Quarter 2021 Financial Results

Pantheris Sales and Tigereye™ Expansion Drive 91% Year-Over-Year Revenue Growth

Redwood City, Calif., August 10, 2021 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company marketing the first and only intravascular image-guided, catheter-based system for diagnosis and treatment of Peripheral Artery Disease (PAD), today reported results for the second quarter ended June 30, 2021.

Second Quarter and Recent Highlights

●	Revenue increased 91% year-over-year to $2.8 million, fueled by Pantheris sales growth and new Tigereye CTO sales
●	Record Pantheris SV revenue reflects strong market adoption of Avinger’s small-vessel catheter, primarily used in below-the-knee (BTK) applications
●	Image-guided CTO revenue increased 114% year-over-year, driven by Tigereye launch at more than 40 sites
●	Gross margin increased to 36% as Avinger scales its operations
●	Opened more than 30 new Lumivascular accounts in the last 12 months on increased market demand for Avinger’s highly differentiated technology
●	Filed 510(k) in June to expand Pantheris clinical indication for treatment of in-stent restenosis (ISR)
●	Filed 510(k) in August for the Lightbox 3 next generation imaging console
●	Maintained strong cash position of $26.7 million at June 30, 2021, anticipated to fund sales force expansion, new product development and clinical plans through 2022

Jeff Soinski, Avinger’s President and CEO, commented, “Avinger’s 2021 growth momentum continued in the second quarter as we delivered strong revenue gains for both our Pantheris atherectomy and image-guided CTO product lines and procedural volume improving in the first half of the year. Pantheris SV has been a standout solution, generating strong user interest based on its compelling clinical advantages in the treatment of below-the-knee lesions. We are also benefitting from the positive market response to our new Tigereye CTO-crossing device, which has now been launched at more than 40 sites with a pipeline of new accounts in process.

“This is an exciting time for Avinger as we recently filed two new 510(k) submissions to support future growth opportunities. The first is for a new Pantheris clinical indication for the treatment of in-stent restenosis in the lower extremity arteries, a large and underserved market with few treatment options, where we believe our technology provides a compelling and effective solution. The second, filed in early August, is for our next generation imaging console, the Lightbox 3. This proprietary new console features a significantly reduced footprint, lower cost and enhanced workflow, which we believe will position us for accelerated growth by reducing barriers to adoption and expanding our ability to service accounts. With a growing portfolio of best-in-class products, strong clinical efficacy data, a robust sales team and strong balance sheet, we are excited about the future.”

Second Quarter 2021 Financial Results

Total revenue was $2.8 million for the second quarter of 2021, an increase of 91% from the second quarter of 2020. Catheter sales grew 98% year-over-year, reflecting increased market utilization of Avinger’s therapeutic devices and expansion of the Tigereye CTO device to more than 40 sites.

Gross margin for the second quarter of 2021 was 36%, compared with 24% in the second quarter of 2020. Operating expenses for the second quarter of 2021 were $5.4 million, compared with $4.0 million in the second quarter of 2020. Operating expenses included a return to full sales strength compared with the second quarter of 2020, during which Avinger implemented COVID-19 cost saving measures, as well as accelerated investment in readying the Company’s Lightbox 3 next generation imaging console for FDA 510(k) submission.

Net loss and comprehensive loss for the second quarter of 2021 was $2.5 million, compared with $4.0 million in the second quarter of 2020, and reflected a gain from the forgiveness of the loan received under the Payment Protection Program.

Adjusted EBITDA, as defined under non-GAAP measures in this press release, was a loss of $3.9 million, compared with a loss of $2.9 million in the second quarter of 2020.

For more information regarding non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below, as well as the reconciliation of GAAP to non-GAAP measures provided in the tables below.

Balance Sheet

Cash and cash equivalents totaled $26.7 million as of June 30, 2021.

In April 2021, Avinger received confirmation that its $2.3 million Paycheck Protection Program Loan was fully forgiven by the U.S. Small Business Administration and that there was no remaining balance on the PPP Loan.

Conference Call

Avinger will hold a conference call today, August 10, 2021, at 4:30pm ET to discuss its first quarter 2021 financial results.

Individuals interested in listening to the conference call may do so by dialing +1-862-298-0840. To listen to a live webcast, please visit http://www.avinger.com and select Investor Relations. A webcast replay of the call will be available on Avinger's website following completion of the call at www.avinger.com.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot and TigereyeTM family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Follow Avinger on Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future performance, patient and physician benefits of our products, the timing and completion of clinical trials, expansion of our sales organization, development of new products, the approval of our 510(k) applications for Lightbox 3 and a new Pantheris clinical indication, and the impact of Lightbox 3 on our growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; the adoption of our products by physicians; our ability obtain regulatory approvals for our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2021. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward- looking statements.

Non-GAAP Financial Measures

Avinger has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the Company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Adjusted EBITDA. Avinger defines Adjusted EBITDA as net loss and comprehensive loss plus interest expense, net, plus other income, net, plus stock-based compensation expense plus certain inventory charges plus certain depreciation and amortization expense. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Avinger excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Avinger compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the Company may also exclude other non-recurring expenses and other expenses that do not reflect the Company’s core business operating results.

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com

Statements of Operations and Comprehensive Loss

(in thousands) (unaudited)

	For the Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020

Revenues	$2,802	$2,559	$1,466	$5,361	$3,727
Cost of revenues	1,784	1,665	1,107	3,449	2,867
Gross profit	1,018	894	359	1,912	860

Operating expenses
Research and development	1,507	1,598	1,297	3,105	2,891
Selling, general and administrative	3,918	3,945	2,654	7,863	7,040
Total operating expenses	5,425	5,543	3,951	10,968	9,931

Loss from operations	(4,407)	(4,649)	(3,592)	(9,056)	(9,071)

Other (expense) income, net:
Interest expense, net	(399)	(396)	(412)	(795)	(780)
Other income (expense), net	2,354	(7)	4	2,347	-
Net loss and comprehensive loss	(2,452)	(5,052)	(4,000)	(7,504)	(9,851)
Accretion of preferred stock dividends	(1,044)	(1,044)	(967)	(2,088)	(1,934)
Net loss applicable to common stockholders	$(3,496)	$(6,096)	$(4,967)	$(9,592)	$(11,785)

Net loss per share attributable to common stockholders basic and diluted	$(0.04)	$(0.07)	$(0.18)	$(0.10)	$(0.56)

Weighted average common shares used to compute net loss per share, basic and diluted	95,352	91,435	27,310	93,404	20,963

Balance Sheets

(in thousands, except per share amounts)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$26,700	$22,185
Accounts receivable, net of allowance for doubtful accounts of $6 at June 30, 2021 and $19 at December 31, 2020	1,788	1,484
Inventories	4,118	3,876
Prepaid expenses and other current assets	1,112	350
Total current assets	33,718	27,895

Right of use asset	3,630	4,063
Property and equipment, net	355	727
Other assets	486	510
Total assets	$38,189	$33,195

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,037	$694
Accrued compensation	1,667	1,703
Accrued expenses and other current liabilities	764	669
Leasehold liability, current portion	934	806
Borrowings, current portion	-	3,590
Series A preferred stock dividends payable	2,088	-
Total current liabilities	6,490	7,462

Borrowings, long-term portion	11,434	9,400
Leasehold liability, long-term portion	2,696	3,257
Other long-term liabilities	287	-
Total liabilities	20,907	20,119

Stockholders' equity:
Convertible preferred stock, par value $0.001	-	-
Common stock, par value $0.001	95	85
Additional paid-in capital	392,032	380,332
Accumulated deficit	(374,845)	(367,341)
Total stockholders' equity	17,282	13,076
Total liabilities and stockholders' equity	$38,189	$33,195

Reconciliation of Adjusted EBITDA to Net loss and comprehensive loss

(in thousands) (unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020

Net loss and comprehensive loss	$(2,452)	$(5,052)	$(4,000)	$(7,504)	$(9,851)
Add: Interest expense, net	399	396	412	795	780
Add: Other (income) expense, net	(2,354)	7	(4)	(2,347)	-
Add: Stock-based compensation	303	418	325	721	776
Add: Certain inventory charges	-	-	96	-	96
Add: Certain depreciation and amortization charges	173	194	228	367	453
Adjusted EBITDA	$(3,931)	$(4,037)	$(2,943)	$(7,968)	$(7,746)